UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 21, 2018

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, the Board of Directors of The Medicines Company (the “Company”) appointed Christopher Visioli the Chief Financial Officer and Treasurer of the Company, effective immediately. Mr. Visioli replaced William B. O’Connor, who is retiring from the Company. Mr. O’Connor ceased serving as the Company’s Chief Financial Officer on March 21, 2018, but will remain with the Company as a special advisor to the Chief Executive Officer through 2018 and will be primarily focused on the close-out of the Company’s non-core businesses and products.
Mr. Visioli, age 42, previously served as Senior Vice President, Financial Strategy for the Company from January 2015 to March 2018 and Vice President, Cardiovascular Care from January 2013 to December 2014. Mr. Visioli joined the Company in June 2003 and has worked in a variety of leadership roles in the organization, including finance, business development, investor relations, strategy, planning, and business leadership of the Cardiovascular Care unit. He has led many efforts in the organization to acquire products and establish partnerships in addition to leading long-term strategy and financial planning work. Prior to joining the Company and before going to business school, Mr. Visioli was a management consultant for Ernst & Young. Mr. Visioli holds a BS in electrical engineering from Cornell University and an MBA from Columbia Business School.
There are no transactions involving Mr. Visioli that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: March 27, 2018
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel